UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

One Main Street, Suite 800, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-7867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐                 Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 28, 2016, Aegerion Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it received marketing authorization approval from the Japanese Ministry of Health, Labor and Welfare for JUXTAPID® (lomitapide) capsules for the treatment of patients with homozygous familial hypercholesterolemia in Japan. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 30, 2016, the Company entered into a sixth amendment (the “Sixth Amendment”) to the forbearance agreement dated November 9, 2015, as amended on December 7, 2015, January 7, 2016, February 26, 2016, June 8, 2016 and June 14, 2016, between the Company and Silicon Valley Bank (“SVB”) to extend the existing forbearance period under the Loan and Security Agreement, dated as of March 28, 2012, between the Company and SVB (as amended, supplemented or otherwise modified) through November 30, 2016.

The foregoing summary of certain terms of the Sixth Amendment is qualified in its entirety by the terms of the Sixth Amendment, which will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated September 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2016
AEGERION PHARMACEUTICALS, INC.

	By:	/s/ Benjamin Harshbarger
Benjamin Harshbarger
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 28, 2016.